                                                                   EXHIBIT 10.16

                            TECUMSEH PRODUCTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN
                 (Amended and Restated effective June 27, 2001)


                                    ARTICLE I
                                     PURPOSE

         1.1 Tecumseh Products Company, a Michigan corporation (the "Company"), establishes the Tecumseh Products Company Supplemental Retirement Plan (the "Plan") for the purpose of providing certain management or highly compensated employees with retirement benefits in excess of (or in addition to) those benefits provided under the Tecumseh Products Company Salaried Retirement Plan (the "Retirement Plan").

         1.2 The Plan supplements benefits under the Retirement Plan to the extent such benefits are

         (i) reduced due to the limits of Section 401(a)(17) and Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or

         (ii) reduced as a result of a change in the Retirement Plan benefit formula that became effective as of January 1, 1993, or

         (iii) payable to Participants under the Company's 2001 Voluntary Early Retirement Program.

The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II
                                   DEFINITIONS

         Unless a different meaning is expressly assigned, all capitalized terms used in this Plan have the same meaning as in the Retirement Plan. In addition, the following terms shall have the following meanings unless the context in which the term is used clearly indicates that another or different meaning is intended:

         2.1 "Adjusted Retirement Benefits" means the benefits in the form and amount that the Participant or his surviving spouse would have received under the Retirement Plan if --

         (i) the limitation on benefits imposed by Section 415 of the Code were disregarded;

         (ii) Base Compensation were computed without reduction due to the limits of Section 401(a)(17) of the Code; and

         (iii) such benefits were computed by applying whichever of the following two benefit formulas results in the largest monthly amount when applied to all of the Participant's Benefit Service under the Retirement Plan as of the time benefits become payable under this Plan (subject, however, to the 30 and 35 year limits on service, as described in the formulas; and provided that Formula 1 shall not apply to any Special Participant or to any person who first became a Participant in the Retirement Plan after January 1, 1993):

         Formula 1  The  difference, "A" minus "B", where -

                  "A" represents 1-1/2% of the Participant's Average Monthly Compensation multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 35 years shall be included), and

                  "B" represents 1-2/3% of the Participant's Primary Social Security Benefit multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 30 years shall be included). However, if "B" as computed pursuant to the preceding sentence exceeds 50% of "A", then "B" shall be reduced to 50% of "A".

         Formula 2 The amount "G", where "G" represents 1-1/4% of the Participant's Average Monthly Compensation multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 35 years shall be included).

         2001 Voluntary Early Retirement Program For Participants (including Special Participants) who retire after September 17 but prior to October 1, 2001 under the Company's Voluntary Early Retirement Program ("VERP"):

             (i) "Average Monthly Compensation" as used under either Formula 1 or 2 (whichever applies) shall mean the Participant's Base Compensation during the most recent full calendar month of active work.

             (ii) "Benefit Service" as used in "A" under Formula 1 or in Formula
                  2 shall mean the sum of such Participant's Benefit Service at October 1, 2001 plus five additional years of Benefit Service (but in no event shall more than 35 years of Benefit Service be counted). Maximum "Benefit Service" as used in "B" under Formula 2 shall remain at 30 years.

         Adjusted Retirement Benefits paid to VERP Participants (including Special Participants) shall not be subject to actuarial adjustment for commencement prior to Normal Retirement Age. Adjusted Retirement Benefits paid to a Special Participant (or his/her surviving spouse) shall terminate with the monthly payment that precedes the Special Participant's 55th birthday.

         2.2 "Board" means the Board of Directors of the Company.

         2.3 "Retirement Benefits" means benefits in the form and amount actually payable to the Participant or his surviving spouse (if any) under the Retirement Plan.

         2.4 The following terms are defined elsewhere in this Plan:

                  "Administration Committee"......... Sec. 9.1;
                  "Code" ............................ Sec. 1.2;
                  "Company" ......................... Sec. 1.1;
                  "ERISA" ........................... Sec. 1.2;
                  "Participating Employer(s)"........ Sec. 3.2;
                  "Plan" ............................ Sec. 1.1;
                  "Reason" .......................... Sec. 6.2;
                  "Retirement Plan" ................. Sec. 1.1;
                  "Special Participant" ............. Sec. 4.1;
                  "Subsidiary" ...................... Sec. 3.1;
                  "VERP" ............................ Sec. 2.1;
                  "Vested" .......................... Sec. 6.1.

                                   ARTICLE III
                             EMPLOYER PARTICIPATION

         3.1 If a Subsidiary of the Company wishes to participate in the Plan and its participation is approved by the Administration Committee, the board of directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Administration Committee authorizing participation by the Subsidiary in the Plan with respect to its employees. As used herein, the term "Subsidiary" means any corporation at least one-half of whose outstanding voting stock is owned, directly or indirectly, by the Company.

         3.2 A Subsidiary participating in the Plan may cease to be a Participating Employer at any time by action of the Administration Committee, or by action of the board of directors of such

Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary's board of directors taking such action. If the participation in the Plan of a Subsidiary shall terminate, such termination shall not relieve it of any obligations heretofore incurred by it under the Plan except with the approval of the Board of Directors of the Company. The Company and each of its Subsidiaries participating in this Plan are sometimes called "Participating Employer(s)" in this Plan.

                                   ARTICLE IV
                                  PARTICIPATION

         4.1 The persons entitled to benefits under this Plan shall be those Participants in the Retirement Plan whose Base Compensation for the purpose of determining his benefits under the Retirement Plan is limited by Section 401(a)(17), or whose benefit under the Retirement Plan is limited by Section 415 of the Code and who are selected for participation in this Plan by the Administration Committee. Plan Participants are listed on attached Exhibit A. The Plan also covers two additional categories of Participants as described below:

   (i) Benefits remaining payable to certain Employees and surviving spouses under supplemental executive retirement agreements dated October 19, 1992 (and effective January 1, 1993) have been incorporated in Section
         2.1 (Formula 1) of this Plan. Such Employees are listed on attached Exhibit A as "1993 Participants."

   (ii) Additionally, this Plan shall cover, as "Special Participants," those Employees who are "highly compensated employees" as defined under
         Section 414(q) of the Code, who have not attained age 55 prior to October 1, 2001 and who retire after September 17 but prior to October 1, 2001 under the VERP.

         4.2 A Participant shall cease to participate in this Plan on the earliest of (i) termination of employment, (ii) retirement, (iii) Total and Permanent Disability, (iv) death, (v) withdrawal from participation in the Plan by the Participant's Participating Employer, or (vi) removal of the Participant from participation by the Administration Committee; provided, however, that no such event shall withdraw the right to receive benefits earned and/or vested under this Plan prior to such event, recognizing that the amount of such benefits may increase or decrease over time, depending on the various factors taken into account in computing the benefit.

         4.3 The Administration Committee shall promptly notify each Participant in writing of his selection for participation in or removal from or other cessation of participation in this Plan. The Administration Committee shall maintain a record of Participants.

                                    ARTICLE V
                                    BENEFITS

         5.1 Subject to becoming and remaining vested under Article VI, a Participant's benefits under the Plan shall be his Adjusted Retirement Benefits reduced by his Retirement Benefits, with the initial benefit payment(s) to be reduced or eliminated, as described in Section 5.5, on account of any obligations to the Company as described in Section 12.6. For an example showing the computation of benefits under the Plan, see Exhibit B. The Adjusted Retirement Benefits of Participants (including Special Participants) who retire after September 17 but prior to October 1, 2001 under the VERP (but who have not yet attained age 55) shall not be subject to reduction for Retirement Benefits until their Retirement Benefits actually become payable from the Retirement Plan.

         5.2 Except as otherwise provided in the Plan in regard to Participants (including Special Participants) who retire under the VERP, any benefits payable pursuant to this Plan shall be paid at the same times and in the same manner and form (using the same actuarial assumptions) as Retirement Benefits are paid to the Participant under the Retirement Plan. A Participant who disputes the amount or timing of such benefits shall file a claim for benefits pursuant to Article XI.

         5.3 If a Participant dies before benefits commence under the Retirement Plan, the Participant's surviving spouse (if any) shall be entitled to a survivor benefit under this Plan equal to (a) the survivor benefit provided for in the Retirement Plan calculated as though the Participant's benefit under the Retirement Plan was his Adjusted Retirement Benefit, reduced (when applicable) by (b) the survivor benefit paid to the surviving spouse under the Retirement Plan, with the initial benefit payment(s) to be reduced or eliminated, as described in Section 5.5, on account of any obligations to the Company as described in Section 12.6. Survivor benefits under this Plan shall be paid at the same times and in the same manner and form as survivor benefits are paid under the Retirement Plan, except that in the case of Special Participants, survivor benefits shall also be paid under this Plan following such Participant's date of death until the month preceding the deceased Participant's 55th birthday. Thereafter, no survivor benefits shall be payable under this Plan to the surviving spouse of a deceased Special Participant. The survivor benefit payable until the 55th birthday of a deceased Special Participant shall be determined under the formula of Art. II ss.8(G)(1) of the Retirement Plan unless, prior to his death, the Participant had made an election that such survivor benefit be determined under the formula of Art. II ss.8(G)(2) of the Retirement Plan.

         Survivor benefits payable to other Participants shall be subject to reduction by the amount of survivor benefit paid to his/her surviving spouse under the Retirement Plan.

         5.4 If a Participant dies after benefits under this Plan commence, survivor benefits, if any, shall be paid in accordance with the form of benefit being paid to the Participant at the time of death.

         5.5 If a Participant is obligated to the Company as described in
Section 12.6 at the time benefits first become payable to the Participant or his spouse under the Plan, then the initial monthly benefit payment(s), net of required withholding taxes, shall be applied in reduction of such obligations until they are fully repaid. Only after such benefits are fully repaid shall payments commence to the Participant or his spouse under the Plan.

                                   ARTICLE VI
                                     VESTING

         6.1 Except as otherwise provided in the Plan, a Participant's entitlement to benefits under the Plan shall become vested on the first day of the calendar month after such Participant has become entitled to a Deferred Benefit under Article VII, Section 2 of the Retirement Plan, or such earlier date as he dies or becomes Totally and Permanently Disabled. As used in the Plan, "vested" refers to the right to receive a benefit calculated pursuant to
Section 5.1, recognizing that the amount of such benefit may increase or decrease over time, depending on the various factors taken into account in computing the benefit. The provisions of Sections 6.2 and 6.3 shall govern the forfeiture of benefits which are not vested and, in certain circumstances, even those which had become fully vested. Subject to Section 12.7, a Participant's benefits, to the extent not previously vested, shall become fully vested and payable as of the Participant's Normal Retirement Date. Notwithstanding other Plan provisions, a Participant (including a Special Participant) who elects to retire under the terms of the VERP shall be fully vested, provided he thereafter actually retires after September 17 but prior to October 1, 2001.

         6.2 Any unpaid vested benefits shall be forfeited as a result of termination of employment for one or more Reasons specified below, as determined by the Administration Committee. Also, any previously unpaid vested benefits in pay status shall be forfeited for any one or more of the Reasons specified in subsections (iv) and (v) below. Such "Reason," for the sole purpose of determining whether a Participant's otherwise vested benefits are to be forfeited, shall be deemed to exist where -

         (i) The Participant, after receiving written notice of prior breach from his Participating Employer, again breaches any material written rules, regulations or policies of the Participating Employer now existing or hereafter arising which are uniformly applied to all employees of the Participating Employer or which rules, regulations and policies are promulgated for general application to executives, officers or directors of the Participating Employer; or

         (ii) The Participant willfully and repeatedly fails to substantially perform the duties of his employment (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to him by his immediate supervisor, which demand specifically identifies the manner in which the supervisor believes that the Participant has not substantially performed his duties; or

         (iii) The Participant is repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Participating Employer or while performing his employment duties, after receiving written notice thereof from the Participating Employer, such that the Administration Committee determines in good faith that the Participant is impaired in performing the duties of his employment; or

         (iv) The Participant is convicted of a felony under state or federal law, or commits a crime involving moral turpitude; or

         (v) The Participant embezzles any property belonging to the Company or any of its Subsidiaries such that he may be subject to criminal prosecution therefor or the Participant intentionally and materially injures the Company or any of its Subsidiaries or their personnel or property.

Nothing in this Plan shall alter the at-will nature of the Participant's employment relationship with his Participating Employer. Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries.

         6.3 Except as provided in Section 6.1, if a Participant voluntarily terminates his employment with the Participating Employer or is terminated by the Participating Employer for no reason or for any reason whatsoever, his benefits shall be forfeited, except for that portion (if any) which the Administration Committee, in its sole and absolute discretion, permits him to retain. Nothing in this Plan shall alter the at-will nature of the Participant's employment relationship with his Participating Employer. Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries.

                                   ARTICLE VII
                                SOURCE OF PAYMENT

         7.1 Each Participating Employer shall pay the benefits earned by and payable to a Participant under this Plan to the extent that the Participant's benefit is based on compensation paid from the Participating Employer's payroll. Notwithstanding the withdrawal of a Participating Employer from this Plan, it shall continue to be liable for benefits earned by each Participant on its payroll prior to its withdrawal.

         7.2 The benefits payable under this Plan shall be paid only from the general funds of each Participating Employer, and each Participant and his surviving spouse shall be no more than unsecured general creditors of the Participating Employer, with no special or prior right to any assets of the Participating Employer for payment of any obligations hereunder. Nothing contained in this Plan or elsewhere shall be deemed to create a trust or escrow of any kind for the benefit of any Participant or any surviving spouse with respect to any assets of any Participating Employer. Any assets (including without limitation insurance policies or annuities) which a Participating Employer chooses to use to pay benefits under this Plan shall constitute general assets of the Participating Employer, shall be subject to the claims of the Participating Employer's general creditors and shall not cause this to be a funded plan within the meaning of any section of ERISA or the Code. No Participant or surviving spouse shall have any prior or special claim to any such asset.

         7.3 The Board, upon the recommendation of the Administration Committee, may authorize the creation of trusts or other arrangements to facilitate or ensure payment of some or all benefit obligations under the Plan, provided that such trusts and arrangements are consistent with the "unfunded" status of the Plan. A Participant shall have no right, title, or interest whatsoever in or to any investments which a Participating Employer may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Participating Employer and the Participant or any other person. To the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Participating Employer. All payments to be made hereunder shall be paid in cash from the general funds of the Participating Employer and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts.

                                  ARTICLE VIII
                                   WITHHOLDING

         8.1 The Participant and (if applicable) his surviving spouse shall make appropriate arrangements with the Participating Employer by which he was or is employed for the satisfaction of any federal, state or local income tax withholding requirements and federal social security, medicare, or other employment tax requirements applicable to the payment or vesting of benefits. If no other arrangements are made, the Participating Employer may provide, at its discretion, for such withholding and tax payments as may be required.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

         9.1 The Plan shall be administered by the Administration Committee which shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and the Administration Committee's interpretation and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. The Administration Committee shall be the Governance and Executive Compensation Committee of the Board, or such other committee as the Board may subsequently appoint to administer the Plan. All actuarial determinations shall be made by the actuary for the Retirement Plan, and the Administration Committee shall be entitled to rely on the good faith determinations of such actuary. Any Participant who is a member of the Administration Committee shall take no part in any discretionary action by the Administration Committee which affects only him. Decisions of the Administration Committee shall be final and binding on all parties who have an interest in the Plan.

                                    ARTICLE X
                      AMENDMENT OR TERMINATION OF THE PLAN

         10.1 The Board may at any time amend, alter, modify or terminate the Plan; provided, however, that any such action shall not reduce any benefits earned under the Plan prior to such action.

In the event of termination of the Plan, the Administration Committee (in its sole discretion) may accelerate the time of vesting and/or date of payment applicable to such benefits.

                                   ARTICLE XI
                               CLAIMS AND DISPUTES

         11.1 Claims for benefits under the Plan shall be made in writing to the Administration Committee. The Participant may furnish the Administration Committee with any written material he believes necessary to perfect his claim.

         11.2 A person whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Administration Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Administration Committee within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Administration Committee shall be made promptly, and not later than sixty (60) days after the Administration Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which cases a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.

         11.3 Unless otherwise required by law, any controversy or claim arising out of or relating to this Plan or the breach thereof, including in particular any controversy relating to Articles VI or IX, shall be settled by binding arbitration in the City of Tecumseh in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the Participant (or in the event of his prior death, his beneficiary(-ies)), and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Lenawee County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as provided in Section 11.4 below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action or interpretation of the Board or

Administration Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the Participant or his beneficiary shall retain legal counsel and/or incur other costs and expenses in connection with enforcement of any of the Participant's rights under this Plan, the Participant or beneficiary shall not be entitled to recover from the Company any attorneys fees, costs or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court) regardless of the final outcome.

         11.4     Any arbitration shall be conducted as follows:

                  (a) The arbitrators shall follow the Commercial arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

                  (b) The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

                  (c) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

                  (d) The costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

                  (e) Every asserted claim to benefits or right of action by or on behalf of any Participant, past, present, or future, or any spouse, child, beneficiary or legal representative thereof, against the Company or any Subsidiary arising out of or in connection with this Plan shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of the earliest of: (i) one year from the date of the alleged act or omission in respect of which such right of action first arises in whole or in part, (ii) one year after the Participant's termination of employment, or (iii) six months after notice is given to or on behalf of the Participant of the amount of benefits payable under this Plan.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Governing Law; Indemnification. This Plan shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Michigan excluding any such laws which direct an application of the laws of any other jurisdiction. Subject to Article XI, the Company, the Participating Employers and the Administration Committee shall be subject to suit regarding the Plan only in the courts of the State of Michigan, and the Company shall fully indemnify and defend the Board and the Administration Committee with respect to any actions relating to this Plan made in good faith by such bodies or their members.

         12.2 Prohibition of Assignment. The benefits provided under Article V of this Plan may not be alienated, assigned, transferred, pledged or hypothecated by any Participant, surviving spouse or other person, at any time, to any person whatsoever. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

         12.3 Severability. The provisions of this Plan shall be deemed severable and in the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan. Furthermore, the Administration Committee shall have the power to modify such provision to the extent reasonably necessary to make the provision, as so changed, both legal, valid and enforceable as well as compatible with the other provisions of the Plan.

         12.4 Interpretation. Titles and headings to the Articles of this Plan are included for convenience only and shall not control the meaning or interpretation of any provision of this Plan. Wherever reasonably necessary in this Plan, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

         12.5 Participant Cooperation. A Participant shall cooperate with the Company by furnishing any and all information requested by the Company, taking such physical examinations as the Company may deem necessary, and taking such other relevant actions as may reasonably be required by the Company or Administration Committee for purposes of the Plan. If a Participant neglects or refuses so to cooperate, the Company shall have no further obligation to such Participant or his beneficiaries under the Plan, and any Plan benefits accrued prior to such neglect or refusal shall be forfeited.

         12.6 Obligations to Company. If any Participant becomes entitled to payment of benefits under this Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company or any of its Subsidiaries, then, as provided in Article V, such amounts owed shall be an offset against the amount of benefits payable under this Plan.

         12.7 Release and Non-Disclosure/Non-Competition Agreements. As a condition precedent to commencement of benefit payments under the Plan, and in consideration of such payments, a Participant may be required to execute and acknowledge a general release of all claims against the Company (and the Participating Employer, if not the Company) in such form as the Company may then require. Upon termination of the Participant's employment, at retirement or otherwise, the Participant (if the Company requires him to do so) shall execute and thereafter perform a Non-competition/Non-disclosure Agreement in such form as the Company may then require. In that event, five percent (5%) of each payment to the Participant pursuant to the Plan shall be deemed a payment by the Company for such agreement. If the Participant subsequently violates the Non-competition/Non-disclosure Agreement, as determined by the Administration Committee, the Company may suspend payment of Plan benefits to the Participant and any surviving spouse or other beneficiary until such time as there is a final determination that no such violation had occurred.

         12.8 No Employment Contract. Nothing in this Plan shall be construed to limit in any way the right of the Company or any other Participating Employer to terminate a Participant's employment at any time for any reason whatsoever; nor shall it be evidence of any agreement or understanding, express or implied, that the Company or any Participating Employer (i) will employ an employee in any particular position or for any particular period of time, (ii) will ensure participation in any incentive program, or (iii) will grant any awards from any such program.

         12.9 Effective Date. The changes to the Plan (as amended and restated in this document) shall take effect as of June 27, 2001 pursuant to the Board's approval of such changes on that date.

                                    TECUMSEH PRODUCTS COMPANY


                                    By _______________________________

                                         Its _________________________

                                    EXHIBIT A

Executives selected as Participants in the Tecumseh Products Company Supplemental Retirement Plan:

         Todd W. Herrick
         John H. Foss
         James E. Martinco
         Dennis McCloskey

1993 Participants:

         George W. Gatecliff
         James G. Hammond

                                    EXHIBIT B

EXAMPLE OF BENEFIT COMPUTATION:

         Participant A decides to retire at age 60 and receive a joint and survivor retirement benefit. His Accrued Benefit under the Retirement Plan is $5,469 per month at his Normal Retirement Date. However, there are actuarial reductions for commencing benefits before age 62 and for his wife's survivor benefit, so A's Retirement Benefits (as defined in Section 2.3) will be $4,707 per month. If A's Accrued Benefit were to be calculated under "Formula 1" and "Formula 2" as described in Section 2.1(iii), Formula 1 would produce the largest benefit. If that benefit were not reduced in accordance with Code Sections 401(a)(17) and 415, his Accrued Benefit would be $8,100 per month. Applying the same actuarial reductions, his Adjusted Retirement Benefits (as defined in Section 2.1) would be $6,972 per month. A's benefits under this Plan are initially determined by subtracting his Retirement Benefits from his Adjusted Retirement Benefits; in other words $6,972 minus $4,707 = $2,265. Assuming A has no obligations to the Company pursuant to Section 12.6, no further reductions are required. A's benefits under this Plan are, therefore, $2,265 per month.







                                      B-1